Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement on Form S-3 (333-164793) and related Prospectus of NMT Medical, Inc. and to the incorporation by reference therein of our report dated March 9, 2007, with respect to the consolidated financial statements of NMT Medical, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 8, 2010